EXHIBIT 99.1

International Energy Announces Appointment of President & CEO to Lead Biofuels Commercialization

Proven executive with worldwide expertise in prototyping and commercializing plant-based bio-products, Mr. Gregory Bryant O’Reilly, joins International Energy to advance commercial development of Company’s algae-derived biofuels.

Newark, NJ – July 31, 2008 – International Energy, Inc. (OTCBB: IENI), a developer of leading-edge technologies for the renewable generation of photosynthetic biofuels, today announced the appointment of Mr. Gregory Bryant O’Reilly as President and CEO, succeeding Mr. Derek J. Cooper who will continue to serve as Director of the Company.

“With our algae-based biofuels research demonstrating increasing promise, the time is right to usher in a new phase of growth and commercialization through market-focused product development,” commented Mr. Cooper.  “Greg brings us the right combination of business leadership and technical expertise, a specialist in global agro-environmental business innovation and a long-time proponent of clean technology and renewable energy. I’m pleased to welcome Greg, who will lead our administrative and corporate development efforts from the Company’s new headquarters in Newark, New Jersey.”

A resident of New Jersey, Mr. O’Reilly is active in the State’s strategic energy and clean technology economic development initiatives.  He is a member of Renewable Energy Committee of the Office of Clean Energy and was recently appointed by the Commissioner of Labor to the New Jersey Advisory Council for Clean Technology/Renewable Energy Industry Workforce Development.

Mr. O’Reilly’s passion for environmental innovation and coastal zone sustainability resulted in an award from Stichting Nieuwe Bedijvigheid (Foundation for Business Innovation) Amsterdam in 2000, and nomination, as the first American, for the Netherlands National Toekomst (Future) Prize, recognizing his forward-looking, innovative business initiatives.

Mr. O’Reilly’s work in the prototyping and commercialization of crop-based technologies spans several companies, including tenure at The Planetary Group, where he worked to develop product prototypes, and pilot commercial-phase programs.  At the Seawater Company, he successfully produced high-quality, shelf-ready cold-pressed oil from the world’s first halophytic food crop, Salicornia bigellovii (SOS-10), which also fueled the company’s bio-diesel car.

Using the same plant source, Mr. O’Reilly helped develop technologies where the remaining meal cake was refined into high-nutrient flour suitable for specialty food applications, animal feed and bio-composites.  Biopharmaceutical extracts were also synthesized from seed hulls, and Greg collaborated with other green start-ups to prototype non-toxic bio-composite wallboard and lumber from the plant biomass.

Mr. O’Reilly’s experience includes working with government ministries in North America, Europe, and from the Middle East, along with major multinational corporations and global organizations such as the United Nations, World Bank and international investment banks on advanced concepts for atmospheric carbon sequestration, water and soil remediation, coastal greening, and at the consumer retail level -- getting product on to store shelves.

Commenting on his appointment as President and CEO, Mr. O’Reilly stated, “I’m excited by the prospect of advancing the commercialization of International Energy’s breakthrough proprietary ‘Algae-to-Biofuels’ technologies.  I’m especially eager to capitalize on our unique ability to rapidly grow algae which produce the right blend of hydrocarbons, and to commercially exploit our novel OilFlow™ extraction technology – the only system of its kind which allows us to constantly re-use the same algae feedstock because oils are removed without crushing, pressing, or harming the plant biomass.

“I look forward to taking these very special innovations out of the lab and into the market,” concluded Mr. O’Reilly.

Mr. Gregory O’Reilly: Plant-Derived Product and Market Development Expert

Mr. O’Reilly’s work in prototyping and commercialization of halophytic crops spans several companies.  As Corporate Development Manager at The Planetary Group, a technology transfer spin-off of the University of

Arizona’s Environmental Research Laboratory, he facilitated university and private research and development, producing product prototypes, and piloted commercial-phase programs.  Through The Seawater Company, its product division, he successfully produced high-quality, shelf-ready cold-pressed oil from the world’s first halophytic food crop, Salicornia bigellovii (SOS-10), that also fueled the company’s bio-diesel car.  Remaining meal cake was refined into high-nutrient flour suitable for specialty food applications, animal feed or and bio-composites. High-value biopharmaceutical extracts were also synthesized from seed hulls.  He further demonstrated carbon-locking harvested plant biomass in non-toxic biocomposite wallboard and lumber.  The company’s Mexican subsidiary, Genesis SA de CV integrated halophytic agriculture with aquaculture in a closed-loop agro-production system, demonstrating the viability of a seawater-based coastal economy.

As an Executive working with the Institute for Environment & System Analysis, Ocean Desert Enterprises, Halophyte Enterprises, Saline Seed SA de CV, Mr. O’Reilly further influenced the strategic ‘marketization’ of integrated biosaline agriculture both at the global programmatic level, working with government ministries, major multinationals, and global organizations such as the United Nations, World Bank and international investment banks on advanced concepts for atmospheric carbon sequestration, water and soil remediation and coastal greening, and at the consumer retail level - getting product in the stores.  Mr. O’Reilly established Coastal Harvest in 1999, and dramatically advanced the market for fresh halophytic produce in Europe, the United States and Canada.

His passion for environmental innovation and coastal zone sustainability resulted in an award from Stichting Nieuwe Bedijvigheid (Foundation for Business Innovation) Amsterdam in 2000, and nomination, as the first American, for the Netherlands National Toekomst (Future) Prize, recognizing his forward-looking, innovative business initiatives.

A resident of New Jersey, Mr. O’Reilly is very active in the State’s strategic energy and clean technology economic development initiatives, is a member of Renewable Energy Committee of the Office of Clean Energy and was recently appointed by the Commissioner of Labor to New Jersey Advisory Council for Clean Technology/Renewable Energy Industry Workforce Development.

Mr. O’Reilly earned a Bachelor of Arts degree in Communications from Rutgers College, New Jersey, and is candidate for an Advanced Degree in Environmental Diplomacy through the United Nations Environment Program (UNEP) and the University of Geneva.

ABOUT INTERNATIONAL ENERGY INC.

International Energy, Inc. (OTCBB: IENI) is developing leading edge technologies for the production of biofuels derived directly from the photosynthesis of green microalgae, which can accumulate up to 30% of their biomass in the form of valuable biofuels.

As a result of current high oil prices, depleting fossil oil reserves and growing concerns about increased levels of atmospheric carbon dioxide, algae have emerged as one of the most promising sources for biofuel production.

Our technology seeks to convert water (H2O) and carbon dioxide (CO2) into useful long-chain liquid hydrocarbons from the photosynthesis of proprietary unicellular microalgae, which offer advantages in the production, storage and utilization of renewable biofuels, as they can be harvested easily, stored in liquid form and do not require special containment systems.

The process of industrial scale algae growth in photo-bioreactors is non-toxic and non-polluting, can be scaled-up, offers a renewable energy supply, and aids in carbon sequestration and the mitigation of climate change.

In contrast to biofuels from food crops or cellulosic materials, certain algae produce and accumulate oil naturally and can in the process clean up waste by absorbing and utilizing nitrogen oxides and carbon dioxide. Additionally, raw algae can be processed to make biofuel, the renewable equivalent of petroleum, and refined to make gasoline, diesel, jet fuel, and chemical feedstock for plastics and drugs.

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Disclaimer

Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described the Company's most recent Form 10QSB and Form 10-KSB filed with the Securities and Exchange Commission, our quarterly reports on Form 10-QSB and other current reports filed from time-to-time with the Securities and Exchange Commission.